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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 29, 1997

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)


     New Jersey                     33-85234                   22-2665282
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(State or other juris-             (Commission               (IRS Employer
diction of incorporation)          File Number)              Identification
                                                                 Number)


7000 Boulevard East, Guttenberg, New Jersey                      07093
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(Address of principal executive office)                        (Zip Code)


Registrant's telephone number including area code-           (201) 854-7777
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                                 Not Applicable
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         (Former name and former address, as changed since last report)
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ITEM 5.  OTHER EVENTS

         On July 29, 1997, KTI Recycling, Inc., a subsidiary of KTI, Inc. (the "Company" or the "Registrant") executed a Security Purchase Agreement with the shareholders of I. Zaitlin & Sons, Inc., a Maine corporation ("I. Zaitlin") and with the shareholders of Data Destruction Services, Inc., a Maine corporation ("DDS"). Under the Security Purchase Agreement, the Company agreed to purchase
I. Zaitlin and DDS for 200,000 shares of KTI, Inc. common stock and to purchase two parcels of real estate, used by I. Zaitlin and owned by the shareholders of
I. Zaitlin, for cash in the amount of $500,000. The Company is purchasing I. Zaitlin, DDS and the real estate subject to certain liabilities of approximately $3,200,000.

         Zaitlin and DDS have their headquarters in Biddeford, Maine. I. Zaitlin has processing, brokering and storage facilities in Maine and Massachusetts. It buys and sells more than 100,000 tons of recycled materials in the Northeastern United States and Canada, handling all grades of waste paper, non-ferrous metals and some plastics. DDS is in the confidential records destruction business. The revenue of I. Zaitlin and DDS in 1996 was approximately $10 million.

         The acquisition of I. Zaitlin and DDS is expected to be completed on August 1, 1997.
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ITEM 7. EXHIBITS

Exhibit Number    Description
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4.1               SECURITIES PURCHASE AGREEMENT by and among I. Zaitlin & Sons,
                  Inc., a Maine corporation, Data Destruction Services, Inc., a
                  Maine corporation, Samuel M. Zaitlin, Steven G. Suher and
                  George G. Deely and KTI Recycling, Inc., a Delaware
                  corporation. The schedules to this Exhibit do not contain
                  information which is material to an investment decision and which is not otherwise disclosed in the Securities Purchase
                  Agreement. The schedules include a Registration Rights
                  Agreement, covenants not to compete and Employment Agreements.
                  The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       KTI, Inc.
                                       (the Registrant)




Dated:    July 29, 1997       By:      /s/ Nicholas Menonna, Jr.
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                                       Name:  Nicholas Menonna, Jr.
                                       Title: Chairman of the Board of Directors